Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is made as of February 28, 2022 by and between DSS, Inc., a New York Corporation, or its designated subsidiary (collectively, the “Seller”), and Alset EHome International, Inc. and its subsidiaries (collectively, the “Buyer”).

Recitals

WHEREAS, Buyer, Seller have entered into that certain Stock Purchase Agreement, dated as of January 25, 2022 (the “Purchase Agreement”), pursuant to which Buyer agreed up to 44,619,423 shares (the “DSS Shares”) of common stock, par value $0.02 per share (“DSS Common Stock”) at a purchase price equal to $0.3810 per share (the “DSS Common Stock”) upon the terms and conditions set forth therein. Defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement.

WHEREAS, Buyer and Seller desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Agreement.

(a) Section 1. Sale and Purchase of Shares of the Purchase Agreement is hereby amended in its entirety to read in full as follows:

“1.1 SALE. On the terms and subject to the conditions set forth in this Agreement, at the Closing Seller will sell, convey, transfer and assign to Buyer, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and Buyer will purchase and accept from Seller, up to 3,986,877 DSS Shares.

1.2 PURCHASE. In consideration therefor, Buyer will convey, transfer and assign to Seller, and Seller will accept from Buyer, up to $1,519,000 (such purchase and sale referred to as the “Purchase”).”

2. Effect of Amendment. Except as modified and amended by this Amendment, the Agreement is hereby ratified, confirmed and approved, and shall continue in full force and effect.

3. General Provisions. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. This Amendment and the Agreement cannot be terminated, altered or amended except pursuant to an instrument in writing signed in accordance with the terms of the Agreement as herein amended. If any provision hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and the Amendment shall be carried out as if any such invalid or unenforceable provision were not contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile signature will be considered an original signature. This Amendment and the Agreement (and any exhibits and schedules thereto and certificates delivered thereunder) set forth the entire understanding among the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof among the parties hereto.

IN WITNESS WHEREOF, Buyer, Seller and the Company have executed this Amendment to Stock Purchase Agreement as of the date first above written.

BUYER:

ALSET EHOME INTERNATIONAL, INC.,

/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan
Chairman and Chief Executive Officer

SELLER:

DSS, INC.

/s/ Frank D. Heuszel
Name:	Frank D. Heuszel
Title:	Chief Executive Officer